UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
April 21, 2020
Steadfast Apartment REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55428	36-4769184
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item    1.01 Entry into a Material Definitive Agreement.
Second Amended and Restated Agreement of Limited Partnership
As previously disclosed, Steadfast Apartment REIT, Inc., a Maryland corporation (the “Company”), through its indirect wholly-owned subsidiary Steadfast Apartment REIT III Operating Partnership, L.P., a Delaware limited partnership (“STAR III OP”), agreed to acquire a 301-unit multifamily property located in Dallas, Texas known as VV&M Apartments (“VV&M”) for an aggregate purchase price of $59,250,000, pursuant to the terms of a Contribution Agreement, dated as of March 20, 2020 (the “Contribution Agreement”), by and among STAR III OP, as Purchaser, and Wellington VVM, LLC and Copans VVM, LLC (collectively, the “Contributors”). The closing of the acquisition of VV&M by the Company was subject to certain closing conditions, including obtaining lender consent for the Company to assume approximately $44,800,000 in existing mortgage debt secured by VV&M.
On April 21, 2020 (the “Closing Date”), all of the closing conditions had been satisfied or waived and the Contributors contributed VV&M to STAR III OP and STAR III OP issued Class A-2 operating partnership units (“Class A-2 OP Units”) valued at $14,450,000 in the aggregate to the Contributors, all in accordance with the Contribution Agreement.
On the Closing Date, STAR III OP and the Contributors entered into the Second Amended and Restated Agreement of Limited Partnership of STAR III OP (“STAR III OP Agreement”). The STAR III OP Agreement provides for the Contributors to request STAR III OP to: (i) repurchase the outstanding Class A-2 OP Units after five years from the Closing Date and (ii) convert the Class A-2 OP Units into shares of common stock of the Company. STAR III OP has the right to repurchase the Class A-2 OP Units after five years from the Closing Date. The Class A-2 OP Units will receive distributions at the same rate paid to holders of the Company’s common stock.
The foregoing description of the STAR III OP Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the STAR III OP Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item    3.01 Unregistered Sale of Securities.

The Class A-2 OP Units issued to the Contributors on April 21, 2020, as described in Item 1.01 of this Current Report, were issued as consideration in the Company’s acquisition of VV&M. Such Class A-2 OP Units were issued in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. The Class A-2 OP Units may be redeemed for cash or in exchange for shares of common stock of the Company in accordance with the terms of Section 8.6(A) of the STAR III OP Agreement. The information set forth under Item 1.01 of this Current Report relating to the Class A-2 OP Units is hereby incorporated by reference into this Item 3.01.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibits	Description

10.1	Second Amended and Restated Agreement of Limited Partnership of Steadfast Apartment REIT III Operating Partnership, L.P., dated as of April 21, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT, INC.

Date:	April 27, 2020	By:	/s/ Kevin Keating
Kevin Keating
Chief Financial Officer and Treasurer